EXHIBIT 10.4

NON-INTEREST BEARING PROMISSORY NOTE

$125,000.00	October 4, 2016

For value received, I, we or either and each of us, whether maker, endorser, or any other party hereto, jointly, severally and in solido, promise to pay to the order of Powin Corporation, a Nevada corporation, ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 U.S. DOLLARS ($125,000.00), with no interest bearing upon this note, which said amount shall be due and payable in four (4) consecutive annual installments of THIRTY-ONE THOUSAND TWO HUNDRED FIFTY AND NO/100 U.S. DOLLARS ($31,250.00) on each of December 31, 2017, December 31, 2018, December 31, 2019, and December 31, 2020.

This note may be prepaid, in whole or in part, at any time without penalty or premium.

Principal hereon is payable at 20550 SW 115th Avenue, Tualatin, Oregon, 97062 or such other place as the holder of this note shall designate in writing.

Any partial prepayment shall be applied and credited to the next annual installment payment(s) due under this note, such that in the event that any annual installment payment has been fully credited due to a partial prepayment, the maker of this note may, but shall not be required to, make further payment for that year.  In the event that any annual installment payment has been partially credited due to a partial prepayment, the maker of this note shall only be required to pay the remaining balance due for that year’s installment payment.

If any one of the installments of this note is not paid when due, then, upon receipt of written notice from the holder of this note, the maker of this note shall make payment within fifteen (15) days of receipt of written notice. Upon failure of the maker of this note to make payment within fifteen (15) days of receipt of written notice, the holder of this note shall have the option to put the maker of this note in default.

The maker of this note, and the endorsers, guarantors, sureties and other parties hereto, hereby severally waive presentment  for payment, demand, demand  for payment,  notice of nonpayment, protest, notice of protest, notice of dishonor and all pleas of division and discussion, and agree that the time of payment hereof may be extended from time to time, one or more times, without notice of such extension or extensions and without previous consent, hereby binding themselves, in solido, unconditionally and as original promissors, for the payment hereof in principal and attorney's fees.

POWIN INDUSTRIES, SA de CV

BY: ROLLAND HOLDING COMPANY, LLC

BY: /s/	Richard A. Rolland
RICHARD A. ROLLAND, its duly
authorized Manager